Exhibit 4.1

This SENIOR secured Promissory Note (this “Note”) has not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be sold, transferred or otherwise disposed of unless a registration statement under the Act with respect to this Note has become effective or unless the Holder (as defined below) establishes to the satisfaction of the COMPANY (as defined below) that an exemption from such registration is available.

GAMESQUARE HOLDINGS, INC.

FAZE MEDIA HOLDINGS, LLC

SENIOR secured Promissory note

$3,250,000.00	November 13, 2024 (the “Issuance Date”)

FOR VALUE RECEIVED, each of GameSquare Holdings, Inc., a Delaware corporation (“GameSquare”), and FaZe Media Holdings, LLC, a Delaware limited liability company (“GameSquare SPV” and, together with GameSquare, collectively, the “GameSquare Parties”), hereby promises, jointly and severally, to pay to an account designated in writing by FaZe Media, Inc., a Delaware corporation (“FaZe Media”), or its successors or registered assigns (the “Holder”), in lawful money of the United States of America, in immediately available funds to such account, the principal amount of $3,250,000.00 (the “Principal”), together with interest thereon pursuant to the terms set forth herein.

This Senior Secured Promissory Note (together with any note or other instrument issued in substitution or replacement hereof, or exchange hereof, as the same or any such other note or instrument may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms set forth herein, this “Note”) is being issued in pursuant to Section 3.1 of that certain Note Purchase Agreement, dated as of November 13, 2024, by and among GameSquare, GameSquare SPV, FaZe Media and Gigamoon Media, LLC (the “Purchase Agreement”).

1. Defined Terms.

(a) Terms Defined in Purchase Agreement; Rules of Construction. Capitalized terms used but not defined herein shall have the meaning set forth in the Purchase Agreement. The rules of construction set forth in Section 8.4 of the Purchase Agreement shall apply to this Note as if specifically incorporated herein, mutatis mutandis.

(b) UCC Defined Terms. Terms defined in the UCC that are not otherwise defined in this Note or the Purchase Agreement are used herein as defined in Article 8 or Article 9 of the UCC, as the context may require (and all uncapitalized terms that are defined in the UCC shall have the meaning set forth in the UCC, as applicable).

(c) Certain Definitions. Capitalized terms used herein and not defined or covered by Section 1(a) and Section 1(b) above shall have the following meaning:

(i) “Additional FaZe Media Property” means (i) any securities, cash, dividends, options, Instruments, distributions, Investment Property, Financial Assets, Securities, Equity Interests, stock options, Commodity Contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other Proceeds or property (including, without limitation, any stock dividend and any distribution in connection with a stock split), and any other right or property, contractual or otherwise (including all voting rights and all rights as and to become a member or partner thereof (if applicable)), in each case, which the GameSquare Parties shall from time to time receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for, or in exchange for the FaZe Media Shares, and any securities or other ownership interests, any right to receive securities or other ownership interests and any right to receive earnings, money, distributions or other property in respect of the FaZe Media Shares in which the GameSquare Parties now have or hereafter acquire any right, issued by an issuer of such securities or such other ownership interests, including all securities or other ownership interests convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any such securities or other ownership interests, the certificates or other instruments representing any of the foregoing and any interest of the GameSquare Parties in the entries on the books of any securities intermediary or commodity intermediary pertaining thereto, and (ii) in the event of any consolidation or merger involving FaZe Media or other issuer of any Equity Interests described in the foregoing clause (i) and in which FaZe Media or such issuer is not the surviving entity, all Equity Interests of the successor entity formed by or resulting from such consolidation or merger.

(ii) “Business Day” has the meaning ascribed thereto in Section 3(a).

(iii) “Collateral” has the meaning ascribed thereto in Section 6(a).

(iv) “Default Rate” has the meaning ascribed thereto in Section 2(b).

(v) “Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. “Dispose” shall have a meaning correlative thereto.

(vi) “Equity Interests” means (i) all shares of capital stock (whether denominated as common stock or preferred stock), shares (of whatever class) in the capital of a company, equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (ii) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

(vii) “Event of Default” has the meaning ascribed thereto in Section 4.

(viii) “FaZe Media Shares” means the 5,725,000 shares of Series A-1 Preferred Stock of FaZe Media held by GameSquare SPV as of the Issuance Date.

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(ix) “Interest Payment Date” has the meaning ascribed thereto in Section 2(a).

(x) “Maturity Date” has the meaning ascribed thereto in Section 3(a).

(xi) “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(xii) “Pledged Interest” means (i) the FaZe Media Shares and all certificates (if any) representing the same and (ii) all Additional FaZe Media Property.

(xiii) “Pledged Issuers” means, collectively, (i) FaZe Media, as the issuer of the FaZe Media Shares, and (ii) any other issuer of Equity Interests constituting Collateral.

(xiv) “Pledged Shares” means the FaZe Media Shares and any other Collateral comprising Equity Interests.

(xv) “Proceeds” has the meaning assigned in Article 9 of the UCC and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Holder or any GameSquare Party from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any GameSquare Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (iii) any and all Stock Rights and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

(xvi) “Secured Obligations” has the meaning ascribed thereto in Section 6(a).

(xvii) “Security Agreement” means Section 6 of this Note and any defined term used therein (solely in respect of the use of such defined term in Section 6) and the provisions of Section 1, Section 15, Section 16, Section 19 and Section 20 (solely in respect of the interpretation of, or in relation to, Section 6).

(xviii) “Stock Rights” means any securities, dividends, instruments or other distributions and any other right or property which the GameSquare Parties shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for, or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities or other ownership interests, any right to receive securities or other ownership interests and any right to receive earnings, money, distributions or other property in respect of the Collateral in which the GameSquare Parties now have or hereafter acquire any right, issued by an issuer of such securities or such other ownership interests, including all securities or other ownership interests convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any such securities or other ownership interests, the certificates or other instruments representing any of the foregoing and any interest of the GameSquare Parties in the entries on the books of any securities intermediary or commodity intermediary pertaining thereto.

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(xix) “Subsidiary” means any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by GameSquare or one or more of the other Subsidiaries of GameSquare or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by GameSquare or one or more Subsidiaries of GameSquare or a combination thereof. For purposes hereof, GameSquare shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if GameSquare, directly or indirectly, shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner or such limited liability company, partnership, association, or other business entity.

(xx) “Transaction Document” means this Note, the Security Agreement, the Purchase Agreement and the Notes issued pursuant to the Purchase Agreement, and such other documents, instruments, certificates, supplements, amendments, exhibits and schedules required and/or attached pursuant to the Purchase Agreement and/or any of the above documents, and/or any other document and/or instrument related to the above agreements, documents and/or instruments, and the transactions hereunder and/or thereunder and/or any other agreement, documents or instruments required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising.

(xxi) “UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of Delaware; provided that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Holder’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of Delaware, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

2. Interest.

(a) This Note shall bear simple interest at an annual rate of 7.5%. Interest shall commence accruing on the outstanding Principal of this Note as of the Issuance Date and shall be payable by the GameSquare Parties on the Maturity Date (the “Interest Payment Date”); provided that (i) interest accrued pursuant to Section 2(b) shall be payable in cash on demand and (ii) in the event of any prepayment pursuant to Section 3(c), accrued interest on the principal amount prepaid shall be payable on the date of such prepayment. Interest shall be computed on the basis of a 365-day year for the actual number of days elapsed but in no event shall the rate of interest exceed the maximum rate, if any, allowable under applicable law.

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(b) The GameSquare Parties shall pay interest (after as well as before entry of judgment thereon) on the outstanding Principal amount of this Note and all other Secured Obligations (including any past due interest) then outstanding at an interest rate per annum at all times equal to 10.00% (the “Default Rate”) automatically upon the occurrence of any Event of Default to the fullest extent permitted by applicable law. All such interest accruing under this Section 2(b) upon and following the occurrence of an Event of Default shall be due and payable in cash on demand by the Holder, provided, that, notwithstanding anything to the contrary in the foregoing, any such amounts shall payable under this Section 2(b) shall be not be payable prior to the earlier of (i) the Second Closing (as defined in the Purchase Agreement) and (ii) January 15, 2025. The imposition of the Default Rate is in addition to, and not in lieu of, Holder’s exercise of any rights and remedies hereunder or under applicable law, and any fees and expenses of any agents or attorneys which the Holder may employ. In addition, the Default Rate reflects the increased credit risk to the Holder of carrying an obligation that is in default. Each of the GameSquare Parties agrees that the imposition of the Default Rate is a reasonable forecast of just compensation for anticipated and actual harm incurred by the Holder, and that the actual harm incurred by the Holder cannot be estimated with certainty and without difficulty.

3. Payment.

(a) Maturity Date. All principal and interest sums due under this Note shall be due and payable as of the earliest of (i) November 13, 2029, (ii) the acceleration of this Note pursuant to Section 5 and (iii) the date of Holder’s demand, solely to the extent made after December 15, 2024, at a time when the Second Closing has not occurred as a result of the failure of the GameSquare Parties (or either of them) to satisfy (or secure the waiver of) any of the conditions precedent set forth in Section 7 of the Purchase Agreement (such earlier date, the “Maturity Date”), without any further demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity or other notice of any kind, all of which are hereby waived by the GameSquare Parties. Notwithstanding anything contained herein to the contrary, in the event that any payment is due on a date that is not a Business Day (as defined below), then the payment shall be due on the first Business Day following such date. For purposes of this Note, the term “Business Day” means any day other than a Saturday, a Sunday or any other day on which the Federal Reserve Bank of New York is closed.

(b) Payments Generally. All payments (including permitted prepayments) to be made by the GameSquare Parties on account of principal, interest, fees and other amounts payable on or in respect of the this Note or the Secured Obligations evidenced hereby shall be made without setoff, defense or counterclaim or withholding on account of taxes, levies, duties or any other deduction whatsoever. The GameSquare Parties shall make all such payments to an account specified by the Holder to the GameSquare Parties, in lawful money of the United States of America and in immediately available and freely transferable funds, no later than 5:00 p.m. (New York, NY, time) on the date due. Any payment which is received by the Holder later than 5:00 p.m. (New York, NY, time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. If any day on which a payment is due pursuant to the terms of this Note is not a Business Day, such payment shall be due on the next Business Day following, and interest payable hereunder to the Holder shall be adjusted accordingly. All payments received by the Holder with respect to the Secured Obligations will be applied first to interest and the balance to Principal.

(c) Prepayments.

(i) Optional. The GameSquare Parties shall have the right at any time and from time to time to prepay, in whole or in part, without premium or penalty, the unpaid principal amount of this Note.

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(ii) Mandatory. Upon the occurrence of the Second Closing, the GameSquare Parties shall prepay (or cause to be prepaid) the entire principal balance of this Note, together with all accrued and unpaid interest thereon, and all other amounts outstanding under this Note, with the proceeds of the Second Closing Consideration.

4. Event of Default. The GameSquare Parties shall be in default under this Note upon the occurrence of any of the following events of default (each, an “Event of Default”):

(a) the failure to pay when due (i) any outstanding principal on this Note or (ii) any of the GameSquare Parties’ other indebtedness, or any interest or premium thereon, and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness;

(b) any representation, warranty or statement made or furnished by or on behalf of any GameSquare Party in or in connection with any Transaction Document shall be false, incorrect, incomplete or misleading in any material respect on the date made or furnished; or

(c) any liquidation, dissolution or winding up of either of the GameSquare Parties; or

(d) either of the GameSquare Parties shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated or (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief concerning itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or

(e) proceedings for the appointment of a receiver, trustee, liquidator or custodian of either of the GameSquare Parties or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief concerning either of the GameSquare Parties or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 60 days of commencement; or

(f) any (i) merger or consolidation of any GameSquare Party or any Subsidiary thereof with or into another Person, or (ii) sale by the GameSquare Parties or any Subsidiary of the GameSquare Parties of all or substantially all of the assets of the GameSquare Parties in one or a series of related transactions; or

(g) (i) any GameSquare Party shall default in the performance of or compliance with any term contained in Section 6, or (ii) any GameSquare Party shall default in the performance of or compliance with any other term (not otherwise specified in this Section 4) or any of the other Transaction Documents and such failure shall remain unremedied for ten (10) days after the earlier of the date an officer of such GameSquare Party has knowledge of such failure and the date of written notice of such default shall have been given by the Holder to such GameSquare Party.

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5. Remedies. Upon the occurrence of any Event of Default, all Secured Obligations then outstanding shall immediately and automatically bear interest at the Default Rate in accordance with Section 2(b), and, at the option and upon the declaration of the Holder and upon written notice to the GameSquare Parties (which election and notice shall not be required in the case of an Event of Default under Section 4(d) and Section 4(e)), the Holder may (i) declare the Principal amount of this Note then outstanding to be accelerated and due and payable, whereupon all of the Principal amount of this Note, all accrued but unpaid interest thereon, and all fees and all other amounts payable under this Note and the other Transaction Documents with respect thereto, and all other Secured Obligations outstanding under this Note and the other Transaction Documents shall accelerate and become due and payable immediately in cash in accordance with Section 3(a) and Section 3(b), all without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the GameSquare Parties, and (ii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Transaction Documents; provided, however, that upon the occurrence of any Event of Default described in Section 4(d) and Section 4(e), (x) the entire outstanding Principal balance of this Note, together with all accrued and unpaid interest thereon, all fees and other amounts payable under this Note and the other Transaction Documents and all other Secured Obligations shall immediately and automatically become due and payable in cash and bear interest at the Default Rate in accordance with Section 2(b), all without notice and without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the GameSquare Parties.

6. Security.

(a) Grant of Security Interest. To secure the payment and performance in full of all of the indebtedness, obligations, liabilities and undertakings of the GameSquare Parties to the Holder, of any kind or description, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, voluntary or involuntary, now existing or hereafter arising (including all interest, fees (including attorneys’ fees), costs and expenses that the GameSquare Parties are hereby or otherwise required to pay and perform pursuant to this Note, the Purchase Agreement, the other Transaction Documents, by law or otherwise accruing before and after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to any GameSquare Party, whether or not a claim for post-petition interest, fees or expenses is allowed in such proceeding), irrespective of whether for the payment of money, under or in respect of this Note, the Purchase Agreement or the other Transaction Documents, including instruments or agreements executed and delivered pursuant hereto or thereto or in connection herewith or therewith (collectively, the “Secured Obligations”), each of the GameSquare Parties hereby pledges to the Holder, and hereby collaterally assigns, mortgages, transfers, hypothecates and grants to the Holder a continuing security interest in, all of such GameSquare Party’s right, title and interest in, to and under all of the following property and assets, wherever located, whether such GameSquare Party now has or hereafter acquires an ownership or other interest or power to transfer (all of which are collectively referred to as the “Collateral”):

(i) the Pledged Interests;

(ii) all other property that may be delivered to and held by the Holder pursuant to the terms of this Section 6;

(iii) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities and other property referred to in clauses (i) and (ii) above;

(iv) all rights and privileges of such GameSquare Party with respect to the securities and other property referred to in clauses (i), (ii) and (iii) above; and

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(v) all Proceeds of any of the foregoing and all books and records relating thereto.

TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Holder and his successors and assigns, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

(b) Priority of Security Interest. The GameSquare Parties represent and warrant to the Holder and covenant that the security interest granted herein is, and until the cancellation of this Note pursuant to Section 14 shall at all times continue to be, a first priority perfected security interest in the Collateral.

(c) Perfection of Security Interest and Further Assurances.

(i) Each GameSquare Party hereby agrees that (A) such GameSquare Party shall deliver to the Holder (or its representative) all security certificates evidencing the FaZe Media Shares (if any) held by such GameSquare Party as of the Issuance Date, and (B) if any GameSquare Party shall receive, by virtue of such GameSquare Party being or having been an owner of any Pledged Interests or any other Collateral consisting of any (1) Equity Interest certificate (including, without limitation, any certificate representing an Equity Interest dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), (2) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Interests, or otherwise, or (3) dividends, distributions, cash, Instruments, Investment Property and other Proceeds or property, including in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, such GameSquare Party shall receive such Equity Interest certificate, Instrument, option, right, payment or distribution in trust for the benefit of the Holder, shall segregate it from such GameSquare Party’s other property and shall promptly (and in any event within fifteen (15) Business Days) deliver the same to the Holder (or his representative), in the exact form received, to be held as Collateral, in each case, together with (I) duly executed instruments of assignment or transfer in blank, and (II) with respect to the FaZe Media Shares and any other Pledged Interests constituting Equity Interests, a duly executed irrevocable proxy coupled with an interest, in substantially the form of Exhibit A hereto, and a duly acknowledged Issuer Acknowledgment from each Pledged Issuer, substantially in the form of Exhibit B hereto, or otherwise in form and substance satisfactory to the Holder, all in form and substance reasonably satisfactory to the Holder. If any Collateral consist of Uncertificated Securities, unless the immediately following sentence is applicable thereto, the applicable GameSquare Party shall cause (x) the Holder (or its designated custodian or nominee) to become the registered holder thereof, or (y) each issuer of such securities to agree that it will comply with instructions originated by the Holder with respect to such securities without further consent by such GameSquare Party. If any Collateral consists of security entitlements, such GameSquare Party shall (x) transfer such security entitlements to the Holder (or its custodian, nominee or other designee), or (y) cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Holder without further consent by such GameSquare Party.

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(ii) To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Holder may deem necessary or advisable to accomplish the purposes of this Security Agreement, each GameSquare Party hereby (A) authorizes the Holder (or its designee) at any time, and from time to time, to file one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (1) describe the Collateral, and (2) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment), and (B) ratifies such authorization to the extent that the Holder has filed any such financing statements, continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by applicable law.

(iii) At any time and from time to time, at the expense of the GameSquare Parties, the GameSquare Parties will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties and take all further action that may be necessary or desirable, or that the Holder may reasonably request, in order to create or maintain the validity, perfection or priority of, and protect any security interest, granted or purported to be granted hereby, or to enable the Holder to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral. The GameSquare Parties hereby authorize the Holder to file or record any document necessary to perfect, continue, amend or terminate its security interest in the Collateral, including any financing statements (including amendments) authorized to be filed under the UCC or the Uniform Commercial Code of any other jurisdiction, without signature of the GameSquare Parties where permitted by law, including the filing of a financing statement describing the Collateral as the FaZe Media Shares, including all related Stock Rights and all governance, management, control, voting and approval rights and interests and other similar rights and interests, or words of similar effect. The GameSquare Parties also hereby ratify any previously filed documents or recordings regarding the Collateral, including any and all previously filed financing statements.

(d) Voting Rights and Distributions.

(i) Unless an Event of Default has occurred and is continuing, each GameSquare Party will be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not prohibited by the terms of this Note or the other Transaction Documents. Upon the occurrence and during the continuation of an Event of Default: (i) all rights of each GameSquare Party to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to the immediately preceding sentence shall cease, and all such rights shall thereupon become vested in the Holder, which shall thereupon have the sole right to exercise such voting and other consensual rights; and (ii) without limiting the generality of the foregoing, the Holder may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares or any other Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Shares or any other Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Shares or other Collateral, or upon the exercise by any Pledged Shares or other Collateral of any right, privilege or option pertaining to any Pledged Shares or other Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Shares or other Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as the Holder may determine. In order to permit the Holder to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto upon the occurrence and during the continuation of an Event of Default, each GameSquare Party will promptly execute and deliver (or cause to be executed and delivered) to the Holder all such proxies and other instruments as the Holder may from time to time reasonably request.

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(ii) If, at any time prior to the payment in full of this Note, any GameSquare Party shall receive any dividend, interest or other distribution paid in respect of the FaZe Media Shares or any other Pledged Interest, whether resulting from a subdivision, combination or reclassification of the outstanding Pledged Interests or other Collateral, or received in exchange therefor, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the issuer thereof may be a party or otherwise, such dividend, interest or other distribution shall be and become part of the Collateral, and, if received by a GameSquare Party, shall be received in trust for the benefit of the Holder, shall be segregated from other funds and property of such GameSquare Party, and shall be forthwith paid over to the Holder in accordance with the terms of Section 6(c)(i) as Collateral in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Holder as Collateral and as further collateral security for the Secured Obligations. In order to permit the Holder to receive all dividends and other distributions which it may be entitled to receive hereunder, each GameSquare Party will promptly execute and deliver (or cause to be executed and delivered) to the Holder all such proxies, dividend payment orders, and other instruments as the Holder may from time to time reasonably request.

(e) Holder Appointed Attorney-in-Fact. Each GameSquare Party hereby appoints the Holder its attorney-in-fact and proxy, with full power and authority in the place and stead of such GameSquare Party and in the name of such GameSquare Party, or otherwise, from time to time in the Holder’s discretion to take any action and to execute any instrument consistent with the terms of this Security Agreement and the other Transaction Documents that the Holder may deem necessary or advisable to accomplish the purposes hereof (but the Holder shall not be obligated to and shall have no liability to such GameSquare Party or any third party for failure to so do or take action), including, without limitation, (i) to receive, indorse and collect all instruments made payable to such GameSquare Party representing any dividend, interest payment or other distribution in respect of the FaZe Media Shares or other Collateral and to give full discharge for the same, and (ii) to vote the FaZe Media Shares and any and all other Collateral constituting Investment Property owned or held by such GameSquare Party or standing in its name and to do all things which such GameSquare Party might do if present and acting himself, including such rights set forth in Section 6(d) hereof or elsewhere herein (including, without limitation, rights of sale). The proxy and powers granted by such GameSquare Party pursuant to this Section 6(e) are IRREVOCABLE and coupled with an interest (including but not limited to this Note and the Purchase Agreement) and are given to secure the Secured Obligations. Notwithstanding any provision of this Section 6(e) to the contrary, the Holder agrees that it will not exercise any rights under the power of attorney or the irrevocable proxy provided for in this Section 6(e) unless an Event of Default has occurred and is continuing. Each GameSquare Party hereby ratifies all that any such attorney lawfully (in accordance with applicable law) does or causes to be done by virtue of that authority.

(f) Holder may Perform. Upon prior written notice to the applicable GameSquare Party in accordance with Section 8.5 of the Purchase Agreement, if the GameSquare Party fails to perform or comply with any of its agreements contained in this Security Agreement or any other Transaction Document, the Holder, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement, at the sole cost and expense of the applicable GameSquare Party.

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(g) Irrevocable. All powers, proxies, authorizations, and agencies contained in this Security Agreement are coupled with an interest and are given to secure the Secured Obligations and are irrevocable until the Note is indefeasibly paid in full and terminated and the security interests created hereby are released.

(h) Remedies Upon an Event of Default.

(i) Generally. If an Event of Default has occurred and is continuing, the Holder may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC or other applicable law (whether or not the UCC applies to the affected Collateral), and also may (i) take control of the Collateral, including, without limitation, transfer into Holder’s name or into the name of its nominee or nominees (to the extent the Holder has not theretofore done so) and thereafter receive, for the benefit of the Holder, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, and (ii) without notice (subject to the immediately succeeding sentence) Dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Holder’s offices, at any exchange or broker’s board or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Holder may reasonably deem commercially reasonable. The Holder may be the purchaser of any or all of the Collateral at any such sale and the Holder will be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Holder at such sale. Each purchaser at any such sale will hold the property sold absolutely free from any claim or right on the part of each GameSquare Party, and each GameSquare Party hereby waives (to the extent permitted by law) all rights of redemption, stay, and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each GameSquare Party agrees that, to the extent notice of Disposition of the Collateral shall be required by law, at least ten (10) days’ prior notice to such GameSquare Party of the time and place of any public sale or the time after which any private Disposition of the Collateral is to be made shall constitute reasonable notification. The Holder shall not be obligated to make any Disposition of Collateral regardless of notice of sale having been given. The Holder may adjourn any public or private Disposition from time to time by announcement prior to or at the time and place fixed therefor, and such Disposition may, without further notice, be made at the time and place to which it was so adjourned. Each GameSquare Party hereby waives any claims against the Holder arising by reason of the fact that the price at which the Collateral may have been sold at a private Disposition was less than the price which might have been obtained at a public Disposition or was less than the aggregate amount of the obligations owing under this Note, even if Holder accepts the first offer received and does not offer the Collateral to more than one offeree, and waives all rights that such GameSquare Party may have to require that all or any part of the Collateral be marshaled upon any Disposition (public or private) thereof. The Holder shall not be required to marshal any collateral security for, or other assurances of payment of, the outstanding Secured Obligations, and all of Holder’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.

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(ii) Pledged Interests. Each GameSquare Party recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Holder may be compelled, with respect to any sale of all or any part of the Collateral conducted without prior registration or qualification of such Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each GameSquare Party acknowledges that any such private placement may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including an offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, such GameSquare Party agrees that any such private placement will not be deemed, in and of itself, to be commercially unreasonable and that the Holder will have no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer of the Collateral to register it for a form of sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

(iii) Cash; Deficiency. Any cash held by the Holder (or his agent or designee) as Collateral and all cash proceeds received by the Holder in respect of any Disposition of or collection from, or other realization upon, all or any part of the Collateral after the occurrence and during the continuance of an Event of Default shall be applied by the Holder against the Secured Obligations in accordance with the terms of this Note. Any surplus of such cash or cash proceeds held by the Holder and remaining after the date on which all of the Secured Obligations have been paid in full shall be paid over to the GameSquare Parties. In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Holder is legally entitled, the GameSquare Parties shall be jointly and severally liable for the deficiency.

(iv) Waivers. To the extent it may lawfully do so, each GameSquare Party absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Holder, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, each GameSquare Party hereby waives presentment, demand, protest, any notice (to the maximum extent permitted by applicable law) of any kind or all other requirements as to the time, place and terms of sale in connection with this Agreement or any Collateral.

(v) Continuing Security Interest. This Security Agreement will create a continuing security interest in the Collateral and will (i) remain in full force and effect until the payment in full in cash of the Secured Obligations, (ii) be binding upon each GameSquare Party and its successors and assigns, and (iii) inure to the benefit of the Holder and his successors, transferees, and assigns. Without limiting the generality of the foregoing clause (iii), but subject to the provisions of this Note, each assignee of this Note will become vested with all the benefits in respect thereof granted to the Holder herein.

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(vi) Disposition of Collateral. Without the prior written consent of the Holder, no GameSquare Party shall, directly or indirectly, (i) grant, pledge, assign or otherwise provide a Lien on any of the Collateral (other than the Lien in favor of the Holder hereunder), (ii) provide any Person (other than the Holder), or allow any Person (other than the Holder) to obtain, “control” (within the meaning of the UCC) of any of the Collateral or (iii) convey, transfer, lease or otherwise Dispose of (whether in one transaction or in a series of transactions) any of the Collateral.

(vii) Termination of Security Interest. Upon the indefeasible payment in full of the Secured Obligations in accordance with the terms of this Note, (i) all liens in the Collateral granted by the GameSquare Parties in favor of the Holder under, or pursuant to, this Note shall automatically be terminated and released without any further action by any person or entity and all rights therein shall revert to the GameSquare Parties and (ii) the Holder will, at the GameSquare Parties’ sole cost and expense, release its liens in the Collateral and execute and deliver to the GameSquare Parties such documents reasonably requested by the GameSquare Parties to evidence such release.

7. Representations and Warranties. The GameSquare Parties hereby represent and warrant to the Holder that: (a) GameSquare is a corporation, duly organized, validly existing and in good standing under the laws of Delaware and GameSquare SPV is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware; (b) the GameSquare Parties have all requisite power, authority and capacity to enter into and perform its obligations (including pledging the Collateral) under this Note and to consummate the transactions contemplated herein; (c) this Note has been duly executed and delivered by the GameSquare Parties pursuant to all necessary authorization and is the legal, valid and binding obligation of the GameSquare Parties, enforceable against the GameSquare Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors’ rights and remedies generally; (d) no further action on the part of the GameSquare Parties is or will be required in connection with the transactions contemplated by this Note; (e) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the borrowing of the funds pursuant to this Note and the pledge by the GameSquare Parties of the Collateral pursuant to this Note or for the execution and delivery of this Note by the GameSquare Parties or the performance by the GameSquare Parties of their obligations thereunder; (f) the execution and delivery of this Note by the GameSquare Parties and the performance by the GameSquare Parties of their obligations hereunder will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the GameSquare Parties or any of its property or assets, the organizational or governing documents of the GameSquare Parties or any agreement or instrument to which the GameSquare Parties are party or by which they or their property or assets are bound; (g) the principal place of business of the GameSquare Parties is the address set forth below the GameSquare Parties’ signature on the signature pages hereto; (h) the GameSquare Parties own or have good and marketable title to the Collateral and no other person or entity has or can make any claim of ownership of any kind in the Collateral; (i) the GameSquare Parties have the full power, authority and legal right to grant the security interest in the Collateral hereunder; (j) the Collateral is free from any and all claims, encumbrances, rights of set-off or any other security interest or lien of any kind, except for the security interest in favor of the Holder created hereunder; and (k) this Note creates in favor of the Holder a valid security interest in the Collateral, securing payment of the Secured Obligations, and such security interest is first priority.

8. Reissuance of this Note.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to GameSquare, whereupon the GameSquare Parties will forthwith issue and deliver upon the order of the Holder a new Note, registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof).

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(b) Lost, Stolen or Mutilated Note. Upon receipt by GameSquare of evidence reasonably satisfactory to GameSquare of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to GameSquare in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the GameSquare Parties shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(c) Issuance of New Notes. Whenever the GameSquare Parties are required to issue a new Note pursuant to the terms hereof, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid interest from the Issuance Date.

9. Joint and Several Liability. The entire Principal amount of this Note shall be deemed to be jointly funded to and received by each of the GameSquare Parties. Each of the GameSquare Parties shall be jointly and severally liable under this Note for all Secured Obligations, regardless of the manner or amount in which proceeds hereof are used, allocated, shared or disbursed by or among the GameSquare Parties, or the manner in which the Holder accounts for its extension of credit hereunder on its books and records. The Secured Obligations of each of the GameSquare Parties under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance, or subordination of the Secured Obligations of any GameSquare Party or of any promissory note or other document evidencing all or any part of the Secured Obligations of any GameSquare Parties, (ii) the absence of any attempt to collect the Secured Obligations from any GameSquare Party, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance, or granting of any indulgence by the Holder with respect to any provision of any instrument evidencing the Secured Obligations of any GameSquare Party, or any part thereof, or any other agreement executed as of the Issuance Date or thereafter executed by any GameSquare Party and delivered to the Holder, (iv) the failure by the Holder to take any steps to perfect and maintain its security interest in, or to preserve its rights to, the Collateral of any GameSquare Party, (v) the Holder’s election, in any proceeding instituted under the U.S. Bankruptcy Code, of the application of Section 1111(b)(2) of the U.S. Bankruptcy Code, (vi) any borrowing or grant of a security interest by any GameSquare Party, as debtor-in-possession under Section 364 of the U.S. Bankruptcy Code, (vii) the disallowance of all or any portion of the Holder’s claim(s) for the repayment of the Secured Obligations of any GameSquare Party under Section 502 of the U.S. Bankruptcy Code, (viii) any other bankruptcy, insolvency, restructuring or reorganization proceedings under all applicable debtor relief laws or (ix) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any GameSquare Party (in each case, other than the defense of repayment in full of the Secured Obligations). With respect to any Secured Obligations of any GameSquare Party arising as a result of their joint and several liability hereunder with respect to any extensions of credit made to one or the other hereunder, each of the GameSquare Parties waives, until the Secured Obligations shall have been paid in full any right to enforce any right of subrogation or any remedy which the Holder had as of the Issuance Date or may have thereafter against one or the other, any endorser or any guarantor of all or any part of the Secured Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Holder to secure payment of the Secured Obligations or any other liability of the other GameSquare Party to the Holder. Upon any Event of Default, the Holder may proceed directly and at once, without notice, against any of the GameSquare Parties to collect and recover the full amount, or any portion of the Secured Obligations, without first proceeding against one or the other or any other Person, or against any security or Collateral for the Secured Obligations. Each of the GameSquare Parties consents and agrees that the Holder shall be under no obligation to marshal any assets in favor of any GameSquare Party or against or in payment of any or all of the Secured Obligations.

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10. Covenants. The GameSquare Parties will defend the Collateral against all claims and demands made by any persons or entities claiming either the Collateral or any interest in it.

11. Secured Party Rights. Any and all rights of the Holder provided by this Note are in addition to any and all rights available to the Holder by law and shall be cumulative and may be exercised simultaneously. No delay, omission or failure on the part of the Holder to exercise or enforce any of its rights or remedies, either granted under this Note or by law, shall constitute an estoppel or waiver of such right or remedy or any other right or remedy. If the GameSquare Parties fail to perform any obligation contained in this Note, the Holder may (but is not required to) perform, or cause performance of, such obligation, and the expenses of the Holder incurred in connection therewith shall be payable by the GameSquare Parties. The GameSquare Parties hereby appoint the Holder the GameSquare Parties’ attorney-in-fact, with full authority in the place and stead of the GameSquare Parties and in the name of the GameSquare Parties or otherwise, from time to time during the continuance of an Event of Default in the Holder’s discretion to take any action and to execute any instrument which the Holder may deem necessary or advisable to accomplish the purposes of this Note (but the Holder shall not be obligated to, and shall have no liability to the GameSquare Parties or any third party for failure to, do so or take action). The foregoing appointment is coupled with an interest and is irrevocable prior to the cancellation of this Note pursuant to Section 14. The GameSquare Parties hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof.

12. Successors and Assigns. This Note shall bind the GameSquare Parties and their successors and permitted assigns, and the benefits of this Note shall inure to the benefit of the Holder and its successors and permitted assigns. This Note, and the rights and obligations hereunder, may not be assigned or delegated (in whole or in part) by the GameSquare Parties without the prior written consent of the Holder. All references herein to the “GameSquare Parties” and the “Holder” shall be deemed to apply to the GameSquare Parties and the Holder, respectively, and to their respective successors and permitted assigns.

13. Interest Rate Limitation. Nothing contained in this Note or any transaction related to this Note shall be construed or so operate as to require the GameSquare Parties to pay interest at a greater rate than is now lawful or in such case to contract for, or to make any payment, or to do any act contrary to applicable law. Should any interest or other charges paid by the GameSquare Parties, or parties liable for the payment of this Note, in connection with the indebtedness evidenced by this Note or any other document delivered in connection with this Note, result in the computation or earning of interest in excess of the maximum legal rate of interest that is legally permitted under applicable law, then any and all such excess shall be, and the same hereby is, waived by the Holder, and any and all such excess shall be automatically credited against and in reduction of the balance due under this Note, and the portion of said excess that exceeds the balance due under this Note shall be paid by the Holder to the GameSquare Parties.

14. Cancellation. After all principal and all other amounts at any time owed on this Note have been indefeasibly paid in full, this Note shall be promptly surrendered to the GameSquare Parties for cancellation and shall result in the cancellation of this Note pursuant to this Section 14.

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15. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 15):

If to the GameSquare Parties:

GameSquare Holdings, Inc.
6775 Cowboys Way, Suite 1335
Frisco, TX 75034
Attention: Justin Kenna, CEO
Email: justin@gamesquare.com

with a copy (which shall not constitute notice or such other communication) to:

BakerHostetler LLP
1900 Avenue of the Starts, Suite 2700
Los Angeles, CA 90067
Attention: Alan A. Lanis, Jr.
Email: jrlanis@bakerlaw.com

If to Holder:

Gigamoon Media, LLC
45 Leicester Street
Brookline, MA 02445
Attention: Matthew Kalish, Manager
Email: mkalish1029@gmail.com

with a copy (which shall not constitute notice or such other communication) to:

Pillsbury Winthrop Shaw Pittman LLP
31 W 52nd Street
New York, NY 10019
Attention: Stephen B. Amdur
Email: stephen.amdur@pillsburylaw.com

16. Waiver of Notice; Security Interest Absolute. The GameSquare Parties hereby waive presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder. All rights of the Holder and liens and security interests hereunder, and all Secured Obligations of the GameSquare Parties hereunder, are absolute and unconditional.

17. Modification and Waiver. No supplement, modification or amendment of this Note will be binding unless executed in writing by the GameSquare Parties and the Holder. No waiver of any of the provisions of this Note will be deemed to be or will constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

18. Construction. The GameSquare Parties and the Holder have participated jointly in the negotiation and drafting of this Note. If an ambiguity or question of intent or interpretation arises, then this Note will be construed as drafted jointly by the GameSquare Parties and the Holder and no presumption or burden of proof will arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Note.

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19. Governing Law and Severability. The provisions of this Note shall be construed according to the internal substantive laws of the State of Delaware without regard to conflicts of law principles. If any provision of this Note is in conflict with any statute or rule of law of the State of Delaware or is otherwise unenforceable for any reason whatsoever, then such provision shall be ineffective to the extent of such invalidity and shall be deemed separable from and shall not invalidate any other provision of this Note.

20. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Note or the transactions contemplated hereby.

21. Counterparts; Electronic Signatures; Delivery. This Note may be executed in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Execution and delivery of this Note by electronic signature (whether digital or encrypted), facsimile or other electronic transmission (including documents in Adobe PDF format, via DocuSign or other similar method) will authenticate this writing and constitute the execution and delivery of a counterpart to this Note with the same force and effect as a manual signature, and any such counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Note and any additional information incidental hereto may be maintained as electronic records.

22. No Oral Agreements. Each of the Holder and the GameSquare Parties acknowledge that neither it, nor any agent or attorney of any such party, has made any promise, representation or warranty whatsoever, express or implied, to the other party hereto not contained in this Note, to induce the GameSquare Parties to execute this Note.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the GameSquare Parties and the Holder have duly executed this Note, or have caused this Note to be duly executed, as of the date first written above.

GAMESQUARE:

GAMESQUARE HOLDINGS, INC.

By:
Name:	Justin Kenna
Title:	Chief Executive Officer

Address:

6775 Cowboys Way, Suite 1335
Frisco, TX 75034
Attention: Justin Kenna, CEO
Email: justin@gamesquare.com

with a copy to:

BakerHostetler LLP
1900 Avenue of the Starts, Suite 2700
Los Angeles, CA 90067
Attention: Alan A. Lanis, Jr.
Email: jrlanis@bakerlaw.com

[Signature Page to Promissory Note]

IN WITNESS WHEREOF, the GameSquare Parties and the Holder have duly executed this Note, or have caused this Note to be duly executed, as of the date first written above.

GAMESQUARE SPV:

FAZE MEDIA HOLDINGS, LCC

By:
Name:	Justin Kenna
Title:	President

Address:

6775 Cowboys Way, Suite 1335
Frisco, TX 75034
Attention: Justin Kenna, CEO
Email: justin@gamesquare.com

with a copy to:

BakerHostetler LLP
1900 Avenue of the Starts, Suite 2700
Los Angeles, CA 90067
Attention: Alan A. Lanis, Jr.
Email: jrlanis@bakerlaw.com

[Signature Page to Promissory Note]

IN WITNESS WHEREOF, the GameSquare Parties and the Holder have duly executed this Note, or have caused this Note to be duly executed, as of the date first written above.

HOLDER:

FAZE MEDIA, INC.

By:
Name:	Matthew Kalish
Title:	Secretary

Address:

45 Leicester Street
Brookline, MA -2445
Attention: Matthew Kalish, Secretary
Email: mkalish1029@gmail.com

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP
31 W 52nd Street
New York, NY 10019
Attention: Stephen B. Amdur
Email: stephen.amdur@pillsburylaw.com

[Signature Page to Promissory Note]

EXHIBIT A

TO

Senior Secured Promissory Note

FORM OF Irrevocable Proxy

(Interests of [_______] (the “Issuer”))

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [_____________] a [_______________] (the “Grantor”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes FAZE MEDIA, INC., a Delaware limited liability company, and its successors and registered assigns, in its capacity as the Holder (as defined in the Note referred to below) (in such capacity, the “Proxy Holder”) under the Senior Secured Promissory Note, dated as of November 13, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Note”; capitalized terms used herein and not defined herein will have the meanings assigned thereto in the Note), to which each of the Proxy Holder, the Grantor, and [__________] is a party, the attorney-in-fact (in accordance with the terms of Section 5(e) of the Note) and proxy of the Grantor with full power of substitution and resubstitution, to the full extent of the Grantor’s rights with respect to all of the Equity Interests owned by the Issuer constituting Collateral (the “Interests”), exercisable in accordance with the Security Agreement and the terms hereof. Upon the execution hereof, all prior proxies given by the Grantor with respect to any of the Interests are hereby revoked, and no subsequent proxies will be given with respect to any of the Interests until the Note is indefeasibly paid in full. This proxy is irrevocable, is coupled with an interest, and is granted pursuant to Section 6(c) of the Note for the benefit of Proxy Holder in consideration of the indebtedness represented by the Note.

The Proxy Holder is hereby empowered and may exercise this Irrevocable Proxy to vote the Interests at any and all times after the occurrence of an Event of Default, including, but not limited to, at any meeting of the shareholders of the Issuer, however called, and at any adjournment thereof, or in any written action by consent of the shareholders of the Issuer. This Irrevocable Proxy shall remain in effect with respect to the Interests until the Note is indefeasibly paid in full, and will continue to be effective or automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by Proxy Holder as a preference, fraudulent conveyance, or otherwise under any bankruptcy, insolvency, or similar law, all as though such payment had not been made (provided, that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Proxy Holder in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations), notwithstanding any time limitations set forth in the [operating agreement/by-laws] and other organization documents of the Issuer or the [Limited Liability Company Act/Corporations Act] of the State of [__________].

Any obligation of the Grantor hereunder shall be binding upon the heirs, successors, and assigns of the Grantor (including, without limitation, any transferee of any of the Interests).

The remainder of this page is intentionally left blank.

IN WITNESS WHEREOF, the Grantor has executed this Irrevocable Proxy as of this __ day of _______, 20__.

[__________]

By:
Name:
Title:

EXHIBIT B

TO

Senior Secured Promissory Note

FORM OF Issuer Acknowledgment

To:	[ISSUER NAME]
[__________]
Attn: [__________]

RE:	Issuer Acknowledgement and Control Agreement

To whom it may concern:

This Issuer Acknowledgement and Control Agreement serves to notify you that, pursuant to that certain Senior Secured Promissory Note, dated as of [__], 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Note”), made by GAMESQUARE HOLDINGS, INC., a Delaware corporation (“GameSquare”), and FAZE MEDIA HOLDINGS, LLC, a Delaware limited liability company (“GameSquare SPV”), in favor of FAZE MEDIA, INC., a Delaware limited liability company (together with its successors and registered assigns, the “Holder”), GameSquare SPV (the “Owner”) has granted a security interest to the Holder in the following equity interests (the “Securities”) issued by [__________], a [__________] (the “Issuer” or “you”):

Class of Equity Interests	Par Value	Certificate Number (if applicable)	Number of Shares of Equity Interests

1. You are hereby notified of the Holder’s security interest, including the provision that the Securities, including all securities, dividends, stock splits, instruments or other distributions and any other right or property or proceeds payable or distributable in respect of the Securities, are not to be paid to anyone other than to Holder until and unless you receive further written notice from the Holder. The aforementioned security interest will remain in full force and effect until the Holder notifies you in writing to the contrary. In addition, you are hereby instructed to comply with instructions originated by the Holder without further consent by the Owner. Please acknowledge receipt of this notice by signing and returning the control agreement and acknowledgment attached as Annex I hereto to the Holder.

This notice is dated [__________], 20[__].

OWNER:	HOLDER:

[_____________________]	FAZE MEDIA, INC.

By:	By:
Name:	Name:
Title:	Title:

The remainder of this page is intentionally left blank.

Annex I to
Issuer Acknowledgement and Control Agreement

Control Agreement and Acknowledgement of Pledge and Security Interest

Reference is made to the Issuer Acknowledgment and Control Agreement (the “Acknowledgment”) to which this Annex I is attached. Capitalized terms used but not defined herein have the meanings assigned thereto in the Acknowledgment.

The undersigned, [__________], a [__________] (the “Issuer” or “we”), acknowledges receipt of the Acknowledgment and notice of the Holder’s security interest in the Securities described therein.

To the best of our knowledge, and except for the Holder’s security interest or as noted below, and as of the date hereof, (a) the Securities are identified on our books and records, by book-entry or otherwise, as being owned by the Owner; (b) we have identified on our books and records the Securities as being pledged to the Holder; (c) we have not confirmed any interest in the Securities to any persons other than to the Owner and the Holder; (d) our records do not indicate any adverse claims concerning the Securities nor do they indicate any person, other than Owner and the Holder, as having any interest in the Securities; and (e) we have not created, nor have we received notice of any liens, claims or encumbrances with respect to the Securities, except to the Holder.

We hereby agree (i) to mark our records, by book-entry or otherwise, to indicate the pledge of, and the Holder’s security interest in, the Securities, (ii) not to effect any transfer of the Owner’s interest in any of the Securities without the Holder’s prior written consent; (iii) unless we should we receive further written instructions from the Holder, to distribute all dividends, distributions, and other proceeds relating to the Securities (whether in cash, securities or other property) to the Holder, and (iv) we will comply with all written instructions originated by the Holder concerning the Securities without further consent by the Owner.

ISSUER

[__________]

By:
Name:
Title: